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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

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                                STATE OF DELAWARE

                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/09/2001
                                                             010013837 - 3341970


                          CERTIFICATE OF INCORPORATION

                                       OF

                             VOICE 21, INCORPORATED


         FIRST.  The name of the Corporation is Voice 21, Incorporated.

         SECOND. Its registered office in the State of Delaware is to be located at 30 Old Rudnick Lane, Suite 100 in the City of Dover, County of Kent. The Registered Agent in charge thereof is Lexis Document Services Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is Two Million, Five Hundred Thousand (2.500,000) shares at $.001 Par Value.

         FIFTH.  The name and mailing address of the incorporator is as follows:

                          Lexis Document Services Inc.
                         30 Old Rudnick Lane, Suite 100
                                 Dover, DE 19901

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (9v) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 9th day of January, 2001.


                                     Lexis Document Services, Inc., Incorporator

                                     By: /s/ RENEE T. GILEAU
                                         -----------------------------------
                                         Renee T. Gileau, Assistant Secretary



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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/30/2001
                                                             010157981 - 3341970


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             VOICE 21, INCORPORATED


         VOICE 21, INCORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST. That the Board of directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

                     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended,. Said Article shall be and read as follows:

                          "FIRST. The name of the corporation is InPurple, Inc."

         SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its President, this 29th day of March A.D. 2001.


                                           /s/ STEVE NORTH
                                       -----------------------------------------
                                       Signature of President


                                       STEVE NORTH
                                       -----------------------------------------
                                       Typed/Printed Name of President


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